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As filed with the Securities and Exchange Commission on June 18, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Alliance Data Systems Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1429215 (I.R.S. Employer Identification Number)
17655 Waterview Parkway Dallas, Texas 75252 (Address of principal executive offices)

Alliance Data Systems Corporation
2003 Long-Term Incentive Plan
(Full title of the plan)

J. Michael Parks
Chairman of the Board, Chief Executive Officer and President
Alliance Data Systems Corporation
17655 Waterview Parkway
Dallas, Texas 75252
(972) 348-5100
(Name and address, including zip code, and
telephone number of agent for service)

With a copy to:
Michael E. Dillard, P.C.
Alex Frutos
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4675
(214) 969-2800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $0.01 per share ("Common Stock")	6,000,000	$24.90	$149,400,000	$12,086

(1)
Issuable upon the exercise of options, the vesting of restricted awards or the exercise or vesting of certain other awards pursuant to the Alliance Data Systems Corporation 2003 Long-Term Incentive Plan. Pursuant to Rule 416, this Registration Statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the plan.

(2)
Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the common stock to be registered hereunder has been calculated based on the average of the high and low sales prices of Alliance Data Systems Corporation's common stock on June 13, 2003, as reported by the New York Stock Exchange.

(3)
Of this amount, $31,680 was previously paid in respect of $120,600,000 of unsold securities registered on Form S-1 (File No. 333-94623) filed with the Securities and Exchange Commission on January 13, 2000 (the "Form S-1"). Pursuant to Rule 457(p) under the Securities Act, the $14,176 due for registration of the offering of securities in connection with the Registration Statement on Form S-3 (File No. 333-104314) filed with the Securities and Exchange Commission on April, 4, 2003 (the "Form S-3") was offset against part of the unused portion of the fee paid in connection with the Form S-1. At that point, the unused portion of the registration fee previously paid in connection with the Form S-1 was reduced to $17,504. Accordingly, pursuant to Rule 457(p) under the Securities Act, the full amount of the registration fee currently due for this Registration Statement has been offset against part of the remaining unused portion of the fees paid in connection with the Form S-1. As a result the unused portion of the registration fee previously paid in connection with the Form S-1 is reduced to $5,418.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of this registration statement on Form S-8 (this "Registration Statement") of Alliance Data Systems Corporation will be sent or given to our officers, employees, consultants and directors, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the SEC are incorporated by reference in this Registration Statement:

  (1)
  Our Annual Report on Form 10-K, for the year ended December 31, 2002, filed on March 12, 2003.

  (2)
  Our Quarterly Report on Form 10-Q, for the quarter ended March 31, 2003, filed on May 14, 2003.

  (3)
  The following Current Reports on Form 8-K filed since December 31, 2002:

  •
  Our Current Report on Form 8-K, filed on January 30, 2003.

  •
  Our Current Report on Form 8-K, filed on March 11, 2003.

  (4)
  The description of the common stock contained in our registration statement on Form 8-A12B, filed with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") on March 15, 2000, as amended in our registration statement on Form 8-A12B/A filed with the SEC on June 1, 2001.

        In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

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Item 6. Indemnification of Directors and Officers.

        Our certificate of incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom we may indemnify under Delaware law.

        Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Our bylaws provide for indemnification of our directors, officers and certain non-officer employees under certain circumstances against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of our company if such person acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of our company and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe their conduct was unlawful. Our certificate of incorporation also provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director shall be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors.

        Expenses for the defense of any action for which indemnification may be available may be advanced by us under certain circumstances. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses. Directors and officers will be covered by liability insurance indemnifying them against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        See Index to Exhibits, attached hereto.

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Item 9. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  to file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(g) of the Securities Exchange Act of 1934 that are incorporated by reference to the Registration Statement.

    (2)
    that, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3)
    to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas on June 18, 2003.

ALLIANCE DATA SYSTEMS CORPORATION
By:	/s/ J. MICHAEL PARKS J. Michael Parks Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

        The undersigned directors and officers of Alliance Data Systems Corporation hereby constitute and appoint J. Michael Parks and Edward J. Heffernan, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post effective amendments) to said Registration Statement, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the listed capacities on June 18, 2003:

Name	Title
/s/ J. MICHAEL PARKS J. Michael Parks	Chairman of the Board, Chief Executive Officer and President (principal executive officer)
/s/ EDWARD J. HEFFERNAN Edward J. Heffernan	Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ MICHAEL D. KUBIC Michael D. Kubic	Senior Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)
/s/ BRUCE K. ANDERSON Bruce K. Anderson	Director
/s/ ROGER H. BALLOU Roger H. Ballou	Director
/s/ ANTHONY J. DE NICOLA Anthony J. de Nicola	Director

S-1

/s/ DANIEL P. FINKELMAN Daniel P. Finkelman	Director
/s/ KENNETH R. JENSEN Kenneth R. Jensen	Director
/s/ ROBERT A. MINICUCCI Robert A. Minicucci	Director
/s/ BRUCE A. SOLL Bruce A. Soll	Director

S-2

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
4.1
Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit No. 3.1 to our Registration Statement on Form S-1 filed with the SEC on March 3, 2000, File No. 333-94623).
4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit No. 3.2 to our Registration Statement on Form S-1 filed with the SEC on March 3, 2000, File No. 333-94623).
4.3
First Amendment to the Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit No. 3.3 to our Registration Statement on Form S-1 filed with the SEC on May 4, 2001, File No. 333-94623).
4.4
Second Amendment to the Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit No. 3.4 to our Annual Report on Form 10-K, filed with the SEC on April 1, 2002, File No. 001-15749).
4.5
Specimen Certificate for shares of Common Stock of the Registrant (incorporated by reference to Exhibit No. 4 to our Registration Statement on Form S-1 filed with the SEC on March 3, 2000, File No. 333-94623).
*4.6	Alliance Data Systems Corporation 2003 Long-Term Incentive Plan.
*5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
*23.1	Consent of Deloitte & Touche LLP.
*23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 filed herewith).
*24.1	Powers of Attorney (included on signature pages hereto).

*
Filed herewith.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS